  EXHIBIT 10.21

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made and entered into as of__________ ___, 2017, by and among CÜR Media, Inc., a Delaware corporation (“CUR Media””), CUR Holdings, Inc., a Delaware corporation (“Holdings”), each subsidiary of CÜR Media listed on the signature pages hereof (each a “Subsidiary”), and the secured party listed on the signature pages hereof.

WITNESSETH:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of even date herewith (as such may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Purchase Agreement”), by and among CÜR Media, Holdings, and the secured party set forth as the Buyer on the signature page affixed thereto (the “Buyer” or “Secured Party”), Holdings has agreed to sell, and the Buyer has agreed to purchase, the New Note; and

WHEREAS, simultaneously with the closing of the sale of the New Note, Holdings shall consummate an initial closing, and may consummate additional closings, of its offering of Preferred Stock Units (the “Preferred Stock Unit Offering”), each Preferred Stock Unit consisting of (i) Unit Shares, which are convertible into shares of common stock of Holdings, and (ii) Unit Warrants to purchase shares of common stock of Holdings; and

WHEREAS, Holdings is negotiating a transaction with CÜR Media, pursuant to which, under certain circumstances, it will either (i) merge with and into CÜR Media (the “Merger”), or (ii) acquire all of the intellectual property and other assets and liabilities of CÜR Media related to CÜR Media’s Music Streaming Business (the “Asset Acquisition” and, together with the Merger, the “Combination Transaction”), as further described in the Term Sheet, dated September 11, 2017, by and between Holdings and CÜR Media, a copy of which is attached to the Purchase Agreement as Exhibit E; and

WHEREAS, each Grantor (as defined below) will receive direct and substantial benefits from the purchase by the Secured Party of the New Note; and

WHEREAS, it is a condition precedent to the Buyer purchasing the New Note that the Company (as defined below) and each other Grantor (as defined below) have granted a first priority security interest in and lien on the Collateral to the Secured Party, pari passu with the first priority security interest in and lien on the Collateral granted to holders of Preferred Stock Units sold by the Borrower in the Borrower’s Preferred Stock Unit Offering; and

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NOW, THEREFORE, for and in consideration of the Purchase Agreement and the New Note, the other premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties covenant and agree as follows:

1. Definitions.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of each Grantor, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by each Grantor, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean (i) all tangible and intangible assets of each Grantor, including, without limitation, collectively the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory and Investment Property of each Grantor, and (ii) Proceeds of each of them.

“Company” shall mean (i) initially, Holdings, (ii) following the consummation of the Asset Acquisition, Holdings, and (iii) following the consummation of the Merger, CÜR Media.

“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by each Grantor, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by each Grantor, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of each Grantor, and not included in Inventory of each Grantor, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

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“Event of Default” shall mean (i) any of the Events of Default described in the New Note or (ii) any default by a Grantor in the performance of its obligations under this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which each Grantor, now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of each Grantor, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, Intellectual Property, contracts, licenses, license agreements, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data, and oil, gas, or other minerals before extraction now owned or acquired after the date of this Agreement by each Grantor.

“Grantor” shall mean (i) initially, Holdings, (ii) following the consummation of the Asset Acquisition, Holdings, and (iii) following the consummation of the Merger, CÜR Media and any Subsidiary.

“Holder” means the Buyer and any person to whom a Buyer assigns all or any portion of the New Note in accordance with the terms thereof.

“Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by each Grantor.

“Intellectual Property” shall mean, all intellectual property of the Grantors including, without limitation all copyrights, trademarks, service marks, trade names, trade secrets, patents, all documented and undocumented research, ideas, data, theories, conclusions, reports, drawings, designs, blueprints, schematics, exhibits, models, prototypes, source code, object code, flow charts, manuals, processes, specifications, formulae, product configurations, notes, inventions (whether or not patentable and whether or not reduced to practice) and any other information of any kind developed, in development or maintained by the Grantors.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by each Grantor, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by each Grantor, and used or consumed in each Grantor’s business, whenever acquired and wherever located.

“Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code.

“Loan Documents” shall mean collectively, this Agreement, the New Note, the Purchase Agreement, and all other agreements, documents and instruments executed and delivered in connection therewith, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Permitted Liens” shall mean all (i) all existing liens on the assets of a Grantor which have been disclosed to the Buyer by the Company on a Schedule I attached hereto, and (ii) all purchase money security interests hereinafter incurred by a Grantor in the ordinary course of business.

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“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

Capitalized terms not otherwise defined in this Agreement or the Purchase Agreement shall have the meanings attributed to such terms in the Code.

2. Security Interest.

(a) As security for the full and timely payment of the amounts due pursuant to the New Note in accordance with the terms of the Purchase Agreement and the performance of the obligations of the Borrower under the Purchase Agreement, the New Note and the other Loan Documents, each Grantor agrees that the Holder shall have, and each Grantor hereby grants and conveys to and creates in favor of the Holder, a first priority security interest under the Code in and to its Collateral, pari passu with the first priority security interest in and lien on the Collateral granted to holders of Preferred Stock Units sold by the Company in the Company’s Preferred Stock Unit Offering, regardless of where located. The security interest granted to the Holder in this Agreement shall be a senior security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, pari passu with the first priority security interest in and lien on the Collateral granted to holders of Preferred Stock Units sold by the Company in the Company’s Preferred Stock Unit Offering, subject to the Permitted Liens.

(b) All of the Equipment, Inventory and Goods owned by each Grantor is located in the states as specified on Schedule I attached hereto (except to the extent any such Equipment, Inventory or Goods is in transit or located at such Grantor’s job site in the ordinary course of business). Except as disclosed on Schedule I, no material Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses such Borrower name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of Borrower (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by Borrower’s state of incorporation, formation or organization (or a statement that no such number has been issued), and the chief place of business, chief executive officer and the office where Borrower keeps its books and records. Each Grantor has only one state or province, as applicable, of incorporation, formation or organization except as disclosed on Schedule I attached hereto. Each Grantor does not do business and have not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule I attached hereto.

3. Provisions Applicable to the Collateral.

The parties agree that the following provisions shall be applicable to the Collateral:

(a) Each Grantor covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned by the Grantor.

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(b) The Holder or his, her or its representatives shall have the right, upon reasonable prior written notice to a Grantor and during the regular business hours of the Grantor, to examine and inspect the Collateral and to review the books and records of the Grantor concerning the Collateral that is now owned or acquired after the date of this Agreement by the Grantor and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c) Each Grantor shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned by each Grantor in the states set forth on Schedule I or, upon written notice to the Holder, at such other locations for which the Holder has filed financing statements, and in no other states without ten (10) days’ prior written notice to the Holder, except that each Grantor shall have the right until one or more Events of Default shall occur to sell, move or otherwise dispose of Inventory and other Collateral in the ordinary course of business.

(d) Each Grantor shall not move the location of its principal executive offices without prior written notification to the Holder.

(e) Without the prior written consent of the Holder, each Grantor shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of their business.

(f) Promptly upon request of the Holder, from time to time, each Grantor shall furnish the Holder with such information and documents regarding the Collateral and each Grantor’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Holder may reasonably request.

(g) During the term of this Agreement, each Grantor shall deliver to the Holder, upon his, her or its reasonable, written request from time to time, without limitation,

(i) all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to each Grantor’s contracts or the performance of each Grantor’s contracts,

(ii) evidence of each Grantor’s accounts and statements showing the aging, identification, reconciliation and collection thereof, and

(iii) reports as to each Grantor’s inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of each Grantor, and Borrower shall take all necessary action during the term of this Agreement to perfect any and all security interests in favor of each Grantor and to assign to the Holder all such security interests in favor of each Grantor.

(h) Notwithstanding the security interest in the Collateral granted to and created in favor of the Holder under this Agreement, each Grantor shall have the right until one or more Events of Default shall occur, at its own cost and expense, to collect the Accounts and the Chattel Paper and to enforce their contract rights.

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(i) Subject to restrictions applicable to the Preferred Stock Units and the Permitted Liens, after the occurrence of an Event of Default, the Holder shall have the right, in his, her or its sole discretion, to give notice of the Holder’s security interest to account debtors obligated to each Grantor and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Holder and to enforce payment of the Accounts and the Chattel Paper and to enforce each Grantor’s contract rights. It is understood and agreed by each Grantor that the Holder shall have no liability whatsoever under this subsection, except for his, her or its own gross negligence or willful misconduct.

(j) At all times during the term of this Agreement, each Grantor shall promptly deliver to the Holder, upon the written request of the Holder, all existing leases, and all other leases entered into by each Grantor from time to time, covering any material Equipment or Inventory (the “Leased Inventory”) which is leased to third parties.

(k) Each Grantor shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

(l) Each Grantor shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Holder at least ten (10) days’ prior written notice thereof; however, the Holder has the power to waive a portion of the notice period if such waiver does not harm Holder’s security position.

(m) Subject to restrictions applicable to the Preferred Stock Units and the Permitted Liens, each Grantor shall cooperate with the Holder, at each Grantor’s reasonable expense, in perfecting Holder’s security interest in any of the Collateral. Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Holder may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable the Holder to exercise and enforce his, her or its rights and remedies hereunder with respect to any of the Collateral.

(n) Subject to restrictions applicable to the Preferred Stock Units and the Permitted Liens, the Holder may file any necessary financing statements and other documents they deem reasonably necessary in order to perfect the Holder’s security interest without either Grantor’s signature. Each Grantor grants to the Holder a power of attorney for the sole purpose of executing any documents on behalf of each Grantor which the Holder deems reasonably necessary to perfect the Holder’s security interest. Such power, coupled with an interest, is irrevocable.

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4. Actions with Respect to Accounts.

Each Grantor irrevocably makes, constitutes and appoints the Holder its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to either Grantor and at each Grantor’s reasonable expense, subject to restrictions applicable to the Preferred Stock Units and the Permitted Liens:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Holder and that the Holder has a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Holder;

(d) Take control in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) Receive, open and respond to all mail addressed to each Grantor;

(f) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(g) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Holder may:

(i) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Holder;

(ii) Receive and collect all monies due or to become due to each Grantor pursuant to the Accounts;

(iii) Exercise all of each Grantor’s rights and remedies with respect to the collection of Accounts;

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(iv) Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(v) Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Holder reasonably deems advisable;

(vi) Prepare, file and sign each Grantor’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(vii) Prepare, file and sign each Grantor’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(viii) Endorse the name of each Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Holder’s possession;

(ix) Sign the name or names of each Grantor to verifications of Accounts and notices of Accounts sent by account debtors to each Grantor; or

(x) Take all other actions that the Holder reasonably deems to be necessary or desirable to protect each Grantor’s interest in the Accounts.

(h) Negotiate and endorse any Document in favor of the Holder or his, her or its designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name(s) of Borrower any instrument which the Holder may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Holder shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to each Grantor representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same. Each Grantor does hereby ratify and approve all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney’s own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the New Note is paid in full (at which time this power shall terminate in full) and each Grantor shall have performed all of its obligations under this Agreement. Each Grantor further agrees to use its reasonable efforts to assist the Holder in the collection and enforcement of the Accounts and will not hinder, delay or impede the Holder in any manner in his, her or its collection and enforcement of the Accounts.

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5. Preservation and Protection of Security Interest.

Each Grantor represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral now owned by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Preferred Stock Units and the Permitted Liens and those junior in right of payment and enforcement to that of the Holder or in favor of the Holder, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming the Holder has taken all required action to perfect a security interest in the Collateral as provided by the Code, each Grantor represents and warrants that as of the date of this Agreement the Holder has, and that all times in the future the Holder will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, pari passu with the first priority security interest in and lien on the Collateral granted to holders of Preferred Stock Units sold by the Company in the Company’s Preferred Stock Unit Offering, subject to the Permitted Liens. Except as permitted by this Agreement, each Grantor covenants and agrees that it shall not, without the prior written consent of the Holder (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Holder, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Holder, the holders of Preferred Stock Units, or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Preferred Stock Units, or the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Holder, the holders of the Preferred Stock Units, or those with respect to the Permitted Liens. Each Grantor shall faithfully preserve and protect the Holder’s security interest in the Collateral and shall, at its own reasonable cost and expense, cause, or assist the Holder to cause that security interest to be perfected and continue perfected so long as the New Note or any portion of the New Note is outstanding, unpaid or executory. For purposes of the perfection of the Holder’s security interest in the Collateral in accordance with the requirements of this Agreement, each Grantor shall from time to time at the request of the Holder file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Holder may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Each Grantor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Holder in his, her or its discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, pari passu with the first priority security interest in and lien on the Collateral granted to holders of Preferred Stock Units sold by the Company in the Company’s Preferred Stock Unit Offering, and subject to the Permitted Liens, and except as may be otherwise provided in this Agreement. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

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6. Insurance.

Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on each Grantor. Each Grantor shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Holder in his, her or its sole discretion. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, each Grantor shall promptly notify the Holder of such loss, damage or destruction. At the reasonable request of the Holder, each Grantor’s policies of insurance shall contain loss payable clauses in favor of each Grantor and the Holder as his, her or its respective interests may appear and shall contain provision for notification of the Holder thirty (30) days prior to the termination of such policy. At the request of the Holder, copies of all such policies, or certificates evidencing the same, shall be deposited with the Holder. If any Grantor fails to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Holder may (but shall not be obligated to) do so for the account of such Grantor and add the cost thereof to the New Note. The Holder are irrevocably appointed attorney-in-fact of each Grantor to endorse any draft or check which may be payable to each Grantor in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Holder will turn over to each Grantor the proceeds of any such insurance collected by the Holder on the condition that each Grantor apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures, or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Holder), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a first lien security interest in the Equipment, Inventory and Fixtures subject only to Permitted Liens and other security interests permitted under this Agreement, including under the Preferred Stock Units, and is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. Any balance of insurance proceeds remaining in the possession of the Holder after payment in full of the New Note shall be paid over to the applicable Grantor or its order.

7. Maintenance and Repair.

Each Grantor shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If any Grantor fails to do so, the Holder may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of such Grantor and add the amount of such payments to the principal of the New Note.

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8. Preservation of Rights against Third Parties; Preservation of Collateral in Holder’s Possession.

Until such time as the Holder exercises his, her or its right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of each Grantor’s contract rights, each Grantor assumes full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Holder shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Holder take such action for that purpose as the relevant Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Holder, impair the Holder’s security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Holder receives such written request in sufficient time to permit the Holder to take the requested action.

9. Events of Default and Remedies.

(a) If any one or more of the Events of Default shall occur or shall exist, the Holder may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon twenty (20) days’ prior written notice to the relevant Grantor, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Holder, in his, her or its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Holder, in his, her or its sole discretion, may elect, and at any such sale, the Holder may bid for and become the Buyer of any or all such Collateral. Pending any such action the Holder may liquidate the Collateral.

(b) If any one or more of the Events of Default shall occur or shall exist, the Holder may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of any Grantor, without affecting each Grantor’s liability under this Agreement or the New Note. Each Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper, any of its contract rights or Collateral and any other notices to which each Grantor may be entitled.

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(c) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Holder shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which him, her or it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which each Grantor expressly waives.

(d) The Holder shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 5 hereof, any Proceeds received by the Holder from insurance, first to the payment of the reasonable costs and expenses incurred by the Holder in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses; second to the repayment of the New Note and to the payment of amount due to the holders of Preferred Stock Units, pro rata, whether on account of principal or interest or otherwise as the Holder, in his, her or its sole discretion, may elect, and then to pay the balance, if any, to the relevant Grantor or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Grantors shall be liable for any deficiency.

(e) Upon the occurrence of any Event of Default, each Grantor shall promptly upon written demand by the Holder assemble the Equipment, Inventory and Fixtures and make them available to the Holder at a place or places to be designated by the Holder. The rights of the Holder under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to them is of the essence of this Agreement and the Holder may, at his, her or its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

10. Defeasance.

Notwithstanding anything to the contrary contained in this Agreement, upon payment and performance in full of the New Note, this Agreement shall terminate and be of no further force and effect, and the Holder shall thereupon terminate his, her or its security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Holder, no Grantor may assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Holder to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of any Grantor.

11. Miscellaneous.

(a) The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

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(b) No failure or delay on the part of the Holder in exercising any right, remedy, power or privilege under this Agreement and the New Note shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Holder under this Agreement, the New Note or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Holder under this Agreement, the New Note and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Borrower or any other Grantor: At the address for the Borrower set forth in the Purchase Agreement.

If to the Holder: At the address for the Holder set forth in the Holder’s signature page to the Purchase Agreement or the address otherwise communicated by the Holder to the Borrower in writing for such notice purposes.

Any such notice shall be effective when delivered, if delivered by hand delivery, overnight courier service, or U.S. Mail return receipt requested.

(d) The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Holder’s security interest in the Collateral, and the rights, duties and obligations of the Holder and each Grantor with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the State of Delaware and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[The remainder of the page is left blank intentionally. Signature page follows.]

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IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

GRANTORS:	CUR HOLDINGS, INC., a Delaware corporation

Date	By:
	Name:	William F. Duker
	Title:	President

CÜR MEDIA, INC., a Delaware corporation

By:
	Name:	Thomas Brophy
	Title:	Chief Executive Officer

CUR MEDIA, LLC, a Connecticut limited liability company

By:
	Name:	Thomas Brophy
	Title:	President

[SECURED PARTY SIGNS BY EXECUTING OMNIBUS SIGNATURE PAGE

TO THE PURCHASE AGREEMENT]

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